Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

   TRADE DATE

   DESCRIPTION OF SECURITY/ISSUER

   ISSUE SIZE

   AMOUNT PURCHASED

   LIST OF UNDERWRITERS

   NAME OF AFFILIATED BROKER-DEALER

3/10/17
Alexandria Real Estate (Common)
$744,110,250
$1,370,444
JPMorgan, Merrill Lynch, Citigroup
JPMorgan Securities LLC